Exhibit 4(g)


                     FIRST AMENDMENT TO CREDIT AGREEMENT

      This FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment"), dated as of July 15, 2005, is among HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation ("Borrower"), AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS, a Texas insurance corporation ("AHIC"), PHOENIX INDEMNITY INSURANCE COMPANY, an Arizona insurance corporation ("PIIC"), each other Obligor, and THE FROST NATIONAL BANK, a national banking association ("Lender").

                                  RECITALS:

      Borrower, AHIC, PIIC, and Lender have previously entered into the Credit Agreement dated as of June 29, 2005 (such agreement, together with all amendments and restatements, the "Credit Agreement").

      Borrower has requested an amendment to certain provisions of the Credit Agreement.

      Lender has agreed to amend the Credit Agreement, subject to the terms of this First Amendment.

                                  AGREEMENT:

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

      1.1 Definitions. All capitalized terms not otherwise defined herein have the same meanings as in the Credit Agreement.

                                  ARTICLE II

                          Amendments to Credit Agreement
                          ------------------------------

      2.1 Amendments to Credit Agreement Section 1.1.

      The definition of "Applicable Rate" is deleted.

      The definition of "Applicable Rate Certificate" is deleted.

      The definition of "Eurodollar Rate" is amended by deleting "the Applicable Rate" and substituting "2.00%" in lieu thereof.

      2.2 Amendment to Credit Agreement Section 3.7.

      The first sentence of Section 3.7 is amended by deleting "the Applicable Rate" and substituting "1.00%" in lieu thereof.

      2.3 Amendment to Credit Agreement Section 5.1.

      The text of Section 5.1(p) is deleted in its entirety and "[INTENTIONALLY OMITTED]" is substituted in lieu thereof.

      2.4 Amendment to Credit Agreement.

      Exhibit M (Applicable Rate Certificated) is deleted in its entirety and "[INTENTIONALLY OMITTED]" is substituted in lieu thereof.

                                  ARTICLE III

                             Conditions Precedent
                             --------------------

      3.1 Conditions. The effectiveness of this First Amendment is subject to the satisfaction of the following conditions precedent:

          (a) Documents. Lender shall have received this First Amendment executed by Borrower, each other Obligor and Lender.

          (b) No Default. No Default or Event of Default shall exist.

          (c) Representations and Warranties.

              (i) All of the representations and warranties contained in
          Article VIII of the Credit Agreement, as amended hereby, and in the other Loan Documents shall be true and correct on and as of the date of this First Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

              (ii) All of the representations and warranties contained in
          Article V shall be true and correct, both before and after giving effect to this First Amendment.

      3.2 Expenses of Lender. As provided in the Credit Agreement, Borrower shall pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this First Amendment and the other Loan Documents executed pursuant hereto, including without limitation the reasonable fees and expenses of Lender's legal counsel.

                                  ARTICLE IV

                                 Ratification
                                 ------------

      4.1 Ratification. The terms and provisions set forth in this First Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this First Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each Obligor agrees that the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party or subject shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

                                  ARTICLE V

                          Representations and Warranties
                          ------------------------------

      5.1 Representations and Warranties. Each Obligor hereby represents and warrants to Lender that (a) the execution, delivery and performance of this First Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of such Obligor and will not violate any organizational document of such Obligor, (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and each other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, (c) no Default or Event of Default exists, and (d) such Obligor is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party or it or its property is subject.

                                  ARTICLE VI

                                Miscellaneous
                                -------------

      6.1 Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

      6.2 Severability. The provisions of this First Amendment are intended to be severable. If for any reason any provision of this First Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

      6.3 Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this First Amendment by signing any such counterpart.

      6.4 INTEGRATION. THIS FIRST AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      6.5 GOVERNING LAW. THIS FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.


             -------------------------------------------------------
             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
             -------------------------------------------------------

 Executed as of the date first written above.


 BORROWER:                      HALLMARK FINANCIAL SERVICES, INC.

                                By: ________________________________________
                                Print Name: ________________________________
                                Print Title: _______________________________


 RICS:                          AMERICAN HALLMARK INSURANCE
                                COMPANY OF TEXAS

                                By: ________________________________________
                                Print Name: ________________________________
                                Print Title: _______________________________


                                PHOENIX INDEMNITY INSURANCE
                                COMPANY

                                By: ________________________________________
                                Print Name: ________________________________
                                Print Title: _______________________________



 OTHER OBLIGORS:


 ACO HOLDINGS, INC.

 By: ___________________________________
 Print Name: ___________________________
 Print Title: __________________________


 ALLRISK INSURANCE AGENCY, INC.

 By: ___________________________________
 Print Name: ___________________________
 Print Title: __________________________


 AMERICAN HALLMARK AGENCIES, INC.

 By: ___________________________________
 Print Name: ___________________________
 Print Title: __________________________


 EFFECTIVE CLAIMS MANAGEMENT, INC.

 By: ___________________________________
 Print Name: ___________________________
 Print Title: __________________________


 HALLMARK CLAIMS SERVICE, INC.

 By: ___________________________________
 Print Name: ___________________________
 Print Title: __________________________


 HALLMARK FINANCE CORPORATION

 By: ___________________________________
 Print Name: ___________________________
 Print Title: __________________________


 HALLMARK GENERAL AGENCY, INC.

 By: ___________________________________
 Print Name: ___________________________
 Print Title: __________________________


 HALLMARK UNDERWRITERS, INC.

 By: ___________________________________
 Print Name: ___________________________
 Print Title: __________________________



 LENDER:                        THE FROST NATIONAL BANK

                                By: ________________________________________
                                Print Name: ________________________________
                                Print Title: _______________________________